EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

New Century TRS Holdings, Inc.

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the registration statement on Form S-8 of New Century Financial Corporation (formerly known as “New Century REIT, Inc.”) (the “Company”) of our report dated January 21, 2004, with respect to the consolidated balance sheets of New Century TRS Holdings, Inc. (formerly known as “New Century Financial Corporation”) (the “Predecessor Registrant”) and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the September 30, 2004, Prospectus of the Company and in the December 31, 2003, annual report on Form 10-K/A of the Predecessor Registrant.

/s/ KPMG LLP

Los Angeles, California

October 13, 2004